                                                                    EXHIBIT 9(d)


                    AMENDMENT TO ADMINISTRATION AND ACCOUNTING
                                 SERVICES AGREEMENT


     This Amendment dated as of June 16, 1998 (the "Amendment") is made to the Administration and Accounting Services Agreement, dated as of December 31, 1996 (the "Agreement") between The FBR Family of Funds (the "Trust") and PFPC, Inc. ("PFPC").

     The Trust and PFPC agree that the Agreement shall, as of the date first written above, be amended as follows:

     1. Exhibit A of the Agreement shall be deleted in its entirety and the Exhibit A attached hereto shall be substituted in its place.

     In all other respects, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first written above.



THE FBR FAMILY OF FUNDS


By:
      -----------------------------

Title:
      -----------------------------


PFPC, INC.


By:
      -----------------------------

Title:
      -----------------------------

                                     EXHIBIT A


     THIS EXHIBIT A, dated as of June 16, 1998, is Exhibit A to that certain Administration and Accounting Services Agreement dated as of December 31, 1996 and amended as of June 16, 1998 between PFPC, Inc. and THE FBR FAMILY OF FUNDS.


                                     PORTFOLIOS


                            FBR Financial Services Fund
                       FBR Small Cap Financial Services Fund
                              FBR Small Cap Value Fund
                         FBR Information Technologies Fund
                               FBR Realty Growth Fund